UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	0-2610	87-0227400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah		84111
(Address of Principal Executive Office)		(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On September 25, 2006, Zions Bancorporation (the “Registrant”) priced an issuance of $145 million aggregate principal amount of Floating Rate Senior Notes due September 15, 2008 (the “Notes”). The Notes are to be issued pursuant to the terms of a Senior Debt Indenture (the “Indenture”) between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee, dated as of September 10, 2002. The Registrant will pay interest on the Notes quarterly on March 15, June 15, September 15 and December 15, commencing on December 15, 2006.

The Notes will be the Registrant’s senior unsecured debt obligations and will rank equally among themselves and with all of the Registrant’s other present and future senior unsecured indebtedness.

The Notes will not be redeemable prior to maturity.

Under the Indenture, the filing for bankruptcy by the Registrant and the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to the Registrant or any of its major constituent banks (as defined in the Indenture) are events of default with respect to the Notes. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may accelerate the maturity of all Notes.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

4.1	Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Information relating to Item 14 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: September 28, 2006	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Information relating to Item 14 of the Registration Statement.